RBS roever broenner susat

An independent member firm of

MOORE STEPHENS

United States Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
USA

Ansprechpartner
Unser Zeichen 2073228/A503539

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Datum February 17, 2015

RBS RoeverBroennerSusat
GmbH & Co. KG
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft

Gervinusstraße 15
60322 Frankfurt am Main
T +49 69 500 60-0
F +49 69 500 60-2050
www.rbs-partner.de

Medicus Homecare Inc.

Ladies and Gentlemen:

We have read the Medicus Homecare Inc.'s (formerly Overtech Corp.) Amendment No. 1 to Current Report on Form 8-K/A dated November 12, 2014. We agree with the statements contained therein as they pertain to our firm.

Yours truly,

RBS RoeverBroennerSusat
GmbH & Co. KG